Therapeutic Solutions International Enters into Multi-Million Dollar Master Sales Agreement with Publicly Traded iBrands Corporation

Proprietary Nano Particle Cannabidiol based products to be sold through iBrands Farms

NEWS PROVIDED BY

Therapeutic Solutions International, Inc.

Jan 21, 2020, 09:00 ET

OCEANSIDE, California, Jan. 21, 2020 /PRNewswire/ -- Therapeutics Solutions International, Inc., (OTC Markets: TSOI) announces today the signing of a Master Sales Agreement with iBrands Corporation to distribute the nutraceutical line of products developed by TSOI for sales through its iBrands Farms subsidiary.

Products to be included in the Master Sales Agreement currently consist of NanoStilbene, NanoPSA, Nano Plus, Nano Cannabidiol, and ProJuvenol. Future products will be added to Master List as commercialized.

"Today's sales Agreement with iBrands will deliver yet another revenue stream to TSOI as they market and sell our Cannabidiol based products through their iBrands Farms subsidiary" said Timothy Dixon, President and CEO of TSOI. "Cannabidiol (also known as CBD) is a phytocannabinoid derived from the cannabis species, and is devoid of psychoactive activity, but at the same time has analgesic, anti-inflammatory, antineoplastic and chemo preventive activities."

Nano Cannabidiol is a proprietary formulation of nano particle cannabidiol isolate in the range of 75 nanometers at a concentration of 200mg per milliliter. Nano Cannabidiol has been engineered to cross the brain-blood-barrier as both an oral formulation and as a intranasal delivery.

"We are excited to be able to bring these unique nutraceutical products into our line-up of CBD-related offerings. There is nothing else like them in the market and the science behind them is first rate," said Hugh Kelso, CEO of iBrands Corporation. "We are working very close with TSOI to get the new products packaged, labeled, and delivered to us just as soon as physically possible" added Mr. Kelso.

About Therapeutic Solutions International, Inc.

Therapeutic Solutions International is focused on immune modulation for the treatment of several specific diseases. Immune modulation refers to the ability to upregulate (make more active) or downregulate (make less active) one's immune system. The Company's corporate website is at www.therapeuticsolutionsint.com and our e-commerce is at www.youcanordernow.com and for additional info on NanoStilbene visit www.nanostilbene.com.

About iBrands Corporation

iBrands Corporation, Inc. is a holding and branding company that acquires and operates niche market brands that have unique market positions within sectors that demonstrate return on investment potential. Business partnerships throughout the United States and Canada provide our brands many markets to expand into and produce consistently high growth rates for the next decade. The company can be found at: http://www.ibrandsfarms.com and http://www.ibrandscorporation.com.

These statements have not been evaluated by the Food and Drug Administration. These products are not intended to diagnose, treat, cure, or prevent any disease.

Safe Harbor Statement

This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous risk factors as set forth in our SEC filings. To the extent that statements in this press release are not strictly historical, including statements as to product launch timing, revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future collaboration agreements, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.

Contact Information:

Therapeutic Solutions International, Inc

ir@tsoimail.com

SOURCE Therapeutic Solutions International, Inc.

Related Links

http://www.ibrandsfarms.com